Emerging Markets Equity Active ETF

Advisory Fee Waiver

04/01/25 to 01/28/27

April 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investments Exchange Traded Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investments Exchange Traded Funds Emerging Markets Equity Active ETF (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investments Exchange Traded Funds, agrees to waive, until January 28, 2027, 0.15% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

International Developed Equity Active ETF

Advisory Fee Waiver

04/01/25 to 01/28/27

April 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investments Exchange Traded Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investments Exchange Traded Funds International Developed Equity Active ETF (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investments Exchange Traded Funds, agrees to waive, until January 28, 2027, 0.10% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

U.S. Small Cap Equity Active ETF

Advisory Fee Waiver

04/01/25 to 01/28/27

April 1, 2025

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investments Exchange Traded Funds

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investments Exchange Traded Funds U.S. Small Cap Equity Active ETF (the “Fund”)

Dear Ms. Seabrands:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investments Exchange Traded Funds, agrees to waive, until January 28, 2027, 0.05% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

By:
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer